Exhibit 21.1
The Kraft Heinz Company
List of Subsidiaries

Subsidiary	State or Country
Alimentos Heinz de Costa Rica S.A.	Costa Rica
Alimentos Heinz, C.A.	Venezuela
Asian Home Gourmet (CPL) Pte. Ltd	Singapore
Asian Restaurants Limited	United Kingdom
Assan Gida Sanayi ve Ticaret A.S.	Turkey
Battery Properties, Inc.	Delaware
Bridgetown KHC SRL	Barbados
Boca Foods Company	Delaware
BR Spices Industria e Comercio de Alimentos Ltda	Brazil
Cairo Food Industries, S.A.E.	Egypt
Capri Sun, Inc.	Delaware
Carlton Bridge Limited	United Kingdom
Cerebos (Australia) Ltd.	Australia
Cerebos Gregg’s Ltd.	New Zealand
Cerebos Skellerop Ltd.	New Zealand
Churny Company, LLC	Delaware
Comercializadora Heinz Panama SCA	Panama
Country Ford Development Limited	China
Delimex de Mexico S.A. de C.V.	Mexico
Devour Foods LLC	Delaware
Distribuidora Heinz Caracas, C.A.	Venezuela
Distribuidora Heinz Maracaibo C.A.	Venezuela
Ege Assan Gida Pazarlama Sanayi ve Ticaret Anonim Sirketi, S.A.	Turkey
Ethical Bean LLC	Delaware
evolv group llc	Delaware
evolv venture capital fund LP	Delaware
evolv ventures llc	Delaware
Fall Ridge Partners LLP	United Kingdom
Foodstar (China) Investments Company Limited	China
Foodstar (Shanghai) Foods Co. Ltd.	China
Foodstar Holdings Pte. Ltd.	Singapore
Fruitlove LLC	Delaware
Fundacion Heinz	Venezuela
Garland BBQ Company	Delaware
Gevalia Kaffe LLC	Delaware
Golden Circle Limited	Australia
Gourmet Specialties LLC	Delaware
H. J. Heinz Belgium S.A.	Belgium
H. J. Heinz Company Brands LLC	Delaware
H. J. Heinz Nigeria Limited	Nigeria
H.J. Heinz B.V.	Netherlands
H.J. Heinz Company (New Zealand) Limited	New Zealand
H.J. Heinz Company Australia Limited	Australia

H.J. Heinz Company (Ireland) Limited	Ireland
H.J. Heinz Company Limited	United Kingdom
H.J. Heinz Distribution	France
H.J. Heinz European Holding B.V.	Netherlands
H.J. Heinz Finance UK PLC	United Kingdom
H.J. Heinz Foods Spain S.L.U.	Spain
H.J. Heinz Foods UK Limited	United Kingdom
H.J. Heinz France SAS	France
H.J. Heinz Global Holding B.V.	Netherlands
H.J. Heinz GmbH	Germany
H.J. Heinz Holding B.V.	Netherlands
H.J. Heinz Investments Coöperatief U.A.	Netherlands
H.J. Heinz Ireland Holdings	Ireland
H.J. Heinz Manufacturing Spain S.L.U.	Spain
H.J. Heinz Manufacturing UK Limited	United Kingdom
H.J. Heinz Nederland B.V.	Netherlands
H.J. Heinz Polska Sp. z o.o.	Poland
H.J. Heinz Supply Chain Europe B.V.	Netherlands
H.J. Heinz US Brands LLC	Delaware
Heinz (China) Investment Co. Ltd.	China
Heinz (China) Sauces & Condiments Co. Ltd.	China
Heinz (Shanghai) Enterprise Services Co., Ltd.	China
Heinz Africa and Middle East FZE	United Arab Emirates
Heinz Africa FZE	United Arab Emirates
Heinz Asean Pte. Ltd.	Singapore
Heinz Brasil S.A.	Brazil
Heinz Colombia SAS	Colombia
Heinz Credit LLC	Delaware
Heinz Egypt LLC	Egypt
Heinz Egypt Trading LLC	Egypt
Heinz Finance (Luxembourg) S.à r.l	Luxembourg
Heinz Foreign Investment Company	Idaho
Heinz Gida Anonim Sirketi	Turkey
Heinz Hong Kong Ltd.	China
Heinz Investments (Cyprus) Ltd.	Cyprus
Heinz Israel Ltd.	Israel
Heinz Italia S.p.A.	Italy
Heinz Japan Ltd.	Japan
Heinz Korea Ltd.	South Korea
Heinz Mexico, S.A. de C.V.	Mexico
Heinz Nutrition Foundation India	India
Heinz Pakistan (Pvt.) Limited	Pakistan
Heinz Panama, S.A.	Panama
Heinz Purchasing Company	Delaware
Heinz Qingdao Food Co., Ltd.	China
Heinz South Africa (Pty.) Ltd.	South Africa
Heinz Thailand Limited	Delaware
Heinz Transatlantic Holding LLC	Delaware

Heinz UFE Ltd.	China
Heinz Wattie’s Japan YK	Japan
Heinz Wattie's Limited	New Zealand
Heinz Wattie's Pty Limited	Australia
Heinz-Noble, Inc.	Arizona
Highview Atlantic Finance (Barbados) SRL	Barbados
HJH Development Corporation	Delaware
HJH Overseas LLC	Delaware
Horizon FZCO	United Arab Emirates
Horizon UAE FZCO	United Arab Emirates
HP Foods Holdings Limited	United Kingdom
HP Foods International Limited	United Kingdom
HP Foods Limited	United Kingdom
Hugo Canning Co. Pty Ltd.	Papua New Guinea
HZ.I.L. Ltd.	Israel
Industria Procesadora de Alimentos de Barcelona C.A.	Venezuela
International Spirits Recipes, LLC	Delaware
Istituto Scotti Bassani per la Ricerca e l'Informazione Scientifica e Nutrizionale	Italy
Jacobs Road Limited	Cayman Islands
Kaiping Guanghe Fermented Bean Curd Co. Ltd.	China
Kaiping Weishida Seasonings Co. Ltd.	China
KHC New Venture 1 LLC	Delaware
KHC New Venture 2 LLC	Delaware
KHC Toronto Holdings ULC	Canada
KFG Management Services LLC	Delaware
KFGB Holdings LLC	Delaware
KH Caribbean SRL	Barbados
KH Foodstar LLC	Delaware
KH Gustav LLC	Delaware
KH Investment Company LLC	Delaware
Koninklijke De Ruijter B.V.	Netherlands
Kraft Foods Group Brands LLC	Delaware
Kraft Foods Group Exports LLC	Delaware
Kraft Foods Group Puerto Rico LLC	Puerto Rico
Kraft Heinz (Barbados) SRL	Barbados
Kraft Heinz Amsterdam B.V.	Netherlands
Kraft Heinz Argentina S.R.L.	Argentina
Kraft Heinz Australia Pty Limited	Australia
Kraft Heinz Bridgetown LP	Delaware
Kraft Heinz Canada Holdings Company ULC	Canada
Kraft Heinz Canada ULC	Canada
Kraft Heinz Chile Limitada	Chile
Kraft Heinz Creek LLC	Delaware
Kraft Heinz Foods Company	Pennsylvania
Kraft Heinz Foods Company LP	Canada
Kraft Heinz Global Finance B.V.	Netherlands
Kraft Heinz Holding LLC	Delaware
Kraft Heinz India Private Limited	India

Kraft Heinz Ingredients Corp.	Delaware
Kraft Heinz Intermediate Corporation I	Delaware
Kraft Heinz Intermediate Corporation II	Delaware
Kraft Heinz Investment Company LLC	Delaware
Kraft Heinz MEA LLC	UAE
Kraft Heinz NoMa B.V.	Netherlands
Kraft Heinz Puerto Rico LLC	Puerto Rico
Kraft Heinz Singapore Holding Pte. Ltd.	Singapore
Kraft Heinz UK Limited	United Kingdom
Kraft Heinz Yangjiang Foods Co., Ltd.	China
Kraft New Services, LLC	Delaware
KraftHeinz Vostok Ltd.	Russia
La Bonne Cuisine Limited	New Zealand
Lea & Perrins Limited	United Kingdom
Lea & Perrins LLC	Delaware
LLC Heinz-Georgievsk	Russia
LLC Ivanovsky Kombina Detskogo Pitaniya	Russia
Master Chef Limited	New Zealand
Nature's Delicious Foods Group LLC	Delaware
Noble Insurance Company Limited	Ireland
O.R.A. LLC	California
P.T. Heinz ABC Indonesia	Indonesia
Petroproduct-Otradnoye Limited	Russia
Phenix Management Corporation	Delaware
Primal Nutrition LLC	Delaware
Pudliszki Sp. z o.o.	Poland
Renee's Gourmet Foods Inc.	Canada
Salpak Pty Ltd.	Australia
Seven Seas Foods, Inc.	Delaware
Sewickley LLC	Delaware
The Bold Butcher, LLC	Delaware
The Kraft Heinz Company Foundation	Illinois
Thompson & Hills Ltd.	New Zealand
Top Taste Company Limited	New Zealand
Tsai Weng Ping Incorporated Limited	British Virgin Islands
Weishida (Nanjing) Foods Co. Ltd.	China
Wellio, Inc.	Delaware
Wexford LLC	Delaware
WW Foods LLC	Delaware
XO Dairy, LLC	Delaware